Exhibit 99.1

Technical Communications Corporation Reports Results for the Three and Nine Months Ended July 2, 2016

CONCORD, Mass.--(BUSINESS WIRE)--August 10, 2016--Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the three and nine month periods ended July 2, 2016. For the three months ended July 2, 2016, the Company reported a net loss of $(931,000), or $(0.51) per share, on revenue of $581,000, as compared to a net loss of $(134,000), or $(0.07) per share, on revenue of $1,756,000 for the three months ended June 27, 2015. For the nine months ended July 2, 2016, the Company reported a net loss of $(1,612,000), or $(0.88) per share, on revenue of $2,118,000, compared to a net loss of ($652,000), or ($0.35) per share, on revenue of $5,011,000 for the nine months ended June 27, 2015.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “Major domestic and international contracts unfortunately did not materialize during the quarter as previously expected due to long government procurement cycles. We continue to aggressively pursue these contracts and other opportunities. We also continue to restrict expenses while strategically investing in the business.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended January 2, 2016 and April 2, 2016, and its Annual Report on Form 10-K for the fiscal year ended October 3, 2015 filed with the Commission and the “Risk Factors” section included therein.

Technical Communications Corporation
Condensed consolidated statements of operations

	Quarter Ended
	(Unaudited)
	7/02/2016	6/27/2015
Net sales	$581,000	$1,756,000
Gross (loss) profit	(45,000)	1,149,000
S, G & A expense	718,000	759,000
Product development costs	215,000	563,000
Operating loss	(977,000)	(173,000)
Income tax benefit	(43,000)	(35,000)
Net loss	(931,000)	(134,000)
Net loss per share:
Basic	$(0.51)	$(0.07)
Diluted	$(0.51)	$(0.07)
	Nine Months Ended
	(Unaudited)
	7/02/2016	6/27/2015
Net sales	$2,118,000	$5,011,000
Gross profit	721,000	3,484,000
S, G & A expense	2,127,000	2,280,000
Product development costs	721,000	1,905,000
Operating loss	(2,126,000)	(701,000)
Gain on sale of investment	462,000	-
Income tax benefit	(43,000)	(35,000)
Net loss	(1,612,000)	(652,000)
Net loss per share:
Basic	$(0.88)	$(0.35)
Diluted	$(0.88)	$(0.35)

Condensed consolidated balance sheets

	7/02/2016	10/03/2015
	(Unaudited)	(derived from audited financial statements)
Cash and marketable securities	$3,240,000	$2,947,000
Accounts receivable - trade	386,000	1,791,000
Inventory	1,767,000	1,851,000
Other current assets	244,000	133,000
Total current assets	5,637,000	6,722,000
Marketable securities	428,000	762,000
Property and equipment, net	170,000	257,000
Cost method investment	-	275,000

Total assets	$6,235,000	$8,016,000

Accounts payable	109,000	180,000
Accrued expenses and other current liabilities	355,000	463,000
Total current liabilities	464,000	643,000
Total stockholders’ equity	5,771,000	7,373,000
Total liabilities and stockholders’ equity	$6,235,000	$8,016,000

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com